CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 6, 2006
Date of Report
(Date of Earliest Event Reported)

S. E. Asia Trading Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada		20-0507518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1545 E. Interstate 30
Rockwall, TX 75087
(Address of principal executive offices (zip code))

(972) 772-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On September 6, 2006, we entered into a definitive Share Exchange Agreement to acquire Lotus Pharmaceutical International, Inc., a Nevada corporation, pursuant to which we would acquire all of the outstanding common stock of Lotus in exchange for newly-issued stock to Lotus’ shareholders. Lotus has entered into consulting service agreements and equity-related agreements with Liang Fang Pharmaceuticals Co., Ltd. and Beijing En Zhe Jia Shi Pharmaceuticals Co, both of which are pharmaceutical companies headquartered in China and organized under the laws of China. The closing of the Share Exchange remains contingent upon the satisfaction of a number of material conditions, and as a result, the closing of the Share Exchange has not yet occurred. If the conditions to be satisfied are not fully met in a timely fashion, the transaction described in this report may not occur.

Once the Share Exchange closes, Lotus will become our wholly owned subsidiary, and Lotus’ shareholders will own the majority of our voting stock. To accomplish the Share Exchange, we will issue an aggregate of 40,041,600 shares of our common stock in exchange for all of the issued and outstanding capital stock of Lotus. The shares to be issued to the Lotus shareholders will be issued only to accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

Pursuant to the terms of the Share Exchange Agreement, Lotus’ officers and directors will be appointed as our offices and directors and Thomas Miller will resign as our President, CEO and sole director. Additionally, immediately prior to the Closing, Thomas Miller will cancel 4,670,000 of the 5,000,000 shares of our common stock that he owns and transfer 50,000 of his remaining 330,000 shares to another party; two of our other shareholders will cancel a total of 605,000 shares of our common stock that they own. After such cancellations, we will have a total of 1,238,400 shares of common stock outstanding immediately prior to the Share Exchange.

After the Share Exchange, Lotus’ shareholders will own 97% of our common stock, with the balance held by those who held our shares prior to the Share Exchange. Therefore, the closing of the Share Exchange will cause a change in control. However, as stated previously, the Closing is contingent upon the satisfaction of a number of conditions, and as a result, the Closing of the Share Exchange has not yet occurred and there has not yet been a change in our control. Moreover, if the conditions to be satisfied are not fully met in a timely fashion, the transactions described in this report may not occur and there will not be a change in our control.

The Closing is subject to customary closing conditions, including that our Board of Directors approve the Share Exchange Agreement and that Lotus’ officers and directors are appointed as our officers and directors. Additionally, Thomas Miller, our President, CEO and sole director must resign prior to the Closing. The Closing is also conditioned upon Lotus’ completion of its financial statements and other information required under Item 2.01(f) of Form 8-K. An information statement required by Rule 14f-1 under the Exchange Act must also be filed and sent to shareholders prior to the Closing. Pursuant to Rule 14f-1, such information statement must be filed and transmitted to shareholders at least 10 days prior to the Closing, since that is the date Lotus’ officers and directors will become our officers and directors.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Share Exchange Agreement by and among the Registrant, Lotus Pharmaceutical International, Inc. and the shareholders of Lotus Pharmaceutical International, Inc. dated September 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2006

S. E. Asia Trading Company, Inc.

By:	/s/ Thomas G. Miller
Thomas G. Miller
Chief Executive Officer